Exhibit 10.1

UPLAND SOFTWARE, INC.
ADVISORY AGREEMENT
This Advisory Agreement (the “Agreement”) is made and entered into effective as of March 31, 2021, by and between Upland Software, Inc., a Delaware corporation (the “Company”), and Tim Mattox (the “Advisor”).
WHEREAS, from July 14, 2014 through March 2, 2021 the Advisor was employed as co-President & COO of the Company and he will be employed by the Company until March 31, 2021 (the “Separation Date”);
WHEREAS, the Company and the Advisor have entered into that Confidential Separation Agreement and Release of even effective date herewith (the “Separation Agreement”); and
WHEREAS, the Company desires to retain the Advisor as an independent contractor to perform part-time, advisory services for the Company and the Advisor is willing to perform such services, on terms set forth more fully below.
NOW, THEREFORE, in consideration of the mutual promises contained here, the sufficiency of which is acknowledged, the parties hereby agree as follows:
1.SERVICES AND COMPENSATION; SERVICE PROVIDER
(a)The Advisor agrees to perform for the Company the services (“Services”) described in Exhibit A attached hereto. Notwithstanding anything to the contrary contained herein, the Services to be performed by the Advisor hereunder shall not exceed more than 20% of the average level of services that the Advisor performed for the Company and its affiliated “service recipients” (within meaning of Treasury Regulation §1.409A-1(h)(3)) during the thirty-six (36)-month period prior to the Separation Date.
(b)The Company agrees to pay the Advisor the compensation set forth in Exhibit A for the performance of the Services.
(c)     The parties agree that, during the term of the Agreement, the Advisor shall continue to be a Service Provider for the Company as defined in the Company’s Amended and Restated 2010 Stock Plan and 2014 Equity Incentive Plan (collectively, the “Plan”), and further agree that such status has been uninterrupted through the transition from employee to independent contractor.
2.CONFIDENTIALITY; OWNERSHIP; NON-SOLICITATION; NON-INTERFERENCE – The Advisor hereby affirms his obligations in the Employee Proprietary Information Agreement, dated as of July 9, 2014, between the Company and the Advisor (the “Proprietary Information Agreement”); provided, however, that the parties hereto hereby covenant and agree that the restrictions contained in Sections 2, 5, 6, and 7 of the Proprietary Information Agreement shall terminate on the later of the date of termination of this Agreement or the one-year anniversary of the Separation Date.
3.TERM AND TERMINATION
(a)Term. This Agreement will commence on the Separation Date and will continue until December 31, 2022, unless extended, renewed or terminated earlier as set forth herein.
(b)Renewal. The parties may elect to renew this Agreement by written agreement no later than thirty (30) days prior to December 31, 2022. If the parties elect not to renew this Agreement, such non-renewal shall be considered a termination not for Cause (as that term is defined in, and for all purposes under, those certain Restricted Stock Unit Agreements by and between the Company and the Advisor with grant dates of March 4, 2019 and February 24, 2020 (collectively, the “RSU Agreements”)).
(c)Survival. Upon such termination, all rights and duties of the parties toward each other shall cease except:
Advisory Agreement    1    COMPANY CONFIDENTIAL

(i)that the Company shall be obliged to pay, within thirty (30) days of the effective date of termination, all amounts owing to the Advisor for Services completed and accepted by the Company prior to the termination date; and
(ii)Sections 2 (Confidentiality; Ownership; Non-Solicitation; Non-Interference), 3 (Term and Termination solely to the extent applicable to the restricted stock units), 5 (Independent Contractor), and 7-13 (Arbitration and Equitable Relief; Governing Law; Entire Agreement; Attorney’s Fees; Limitation on Liability, Severability; Notices) shall survive termination of this Agreement.
(d)Termination. The Advisor may terminate this Agreement by 30 days’ prior written notice to the Company. The Company may terminate this Agreement immediately and without prior notice to the Advisor for Cause (as defined below), and in such event the Advisor’s equity awards shall be treated in accordance with the terms of the Plan and applicable award agreement(s) thereunder and the Advisor shall forfeit his right to receive the compensation set forth on Exhibit A attached hereto. For purposes of this Section 3(d), “Cause” means (i) the Advisor’s willful failure to perform the duties and obligations of the Advisor hereunder and the Advisor’s breach continues after the Advisor has received written notice of, and a 30 day period in which to cure, the breach; (ii) any material act of fraud or misrepresentation taken by the Advisor which was intended to result in substantial gain or personal enrichment of the Advisor at the expense of the Company; (iii) the Advisor’s violation of a federal or state law or regulation applicable to the Company’s business which violation was or is reasonably likely to be materially injurious to the Company; (iv) the Advisor’s conviction of, or plea of nolo contendere or guilty to, a felony under the laws of the United States or any State, excluding felonies for minor traffic violation and vicarious liability (so long as the Advisor did not know of the felony and did not willfully violate the law); or (v) the Advisor’s material breach of the terms of this Agreement or the Proprietary Information Agreement and breach continues after the Advisor has received written notice of, and a 30 day period in which to cure, the breach.
(e)Change of Control. If this Agreement is terminated by any party for any reason other than for Cause (as defined in this Agreement) as a result of, or in conjunction with, a Change of Control (as defined in the Plan) of the Company, the parties hereto hereby acknowledge and agree that the RSU’s subject to the RSU Agreements shall be 100% vested as of the date of such termination in accordance with the terms of the RSU Agreements.
4.ASSIGNMENT
Neither this Agreement nor any right hereunder or interest herein may be assigned or transferred by either party without the express written consent of the other party, except that the Company may assign this Agreement to a controlled affiliate of the Company. For avoidance of doubt, a change in ownership of the Company of 50% or greater or a Change of Control shall be considered an “assignment” of this Agreement.
5.INDEPENDENT CONTRACTOR
It is the express intention of the parties that the Advisor is an independent contractor and, as such, is not authorized to bind the Company or any of its subsidiaries or affiliates to third parties. Nothing in this Agreement shall in any way be construed to constitute the Advisor as an agent, officer, director, employee or representative of the Company, but the Advisor shall perform the Services hereunder as an independent contractor and without any fiduciary duty to the Company or other liability or obligation to the Company other than the express covenants set forth in the Separation Agreement, this Agreement, or any other written agreement to which the Company and Advisor are party. The Advisor agrees to furnish all tools and materials necessary to accomplish this contract, and shall incur all expenses associated with performance, except as expressly provided on Exhibit A of this Agreement. The Advisor acknowledges and agrees that the Advisor is obligated to report as income all compensation received by the Advisor pursuant to this Agreement, and the Advisor agrees to and acknowledges the obligation to pay all self-employment and other taxes thereon.
6.BENEFITS
The Advisor acknowledges and agrees and it is the intent of the parties hereto that neither the Advisor nor any employees or contractors of the Advisor receive any Company-sponsored benefits from the Company either as an advisor, consultant or employee. Such benefits include, but are not limited to, paid vacation, sick leave, medical insurance, and 401(k) participation. If the Advisor is reclassified by a state or federal agency or court as an employee, the Advisor will become a reclassified employee and will receive no benefits except those mandated by state or federal law, even if by the terms of the Company’s benefit plans in effect at the time of such reclassification the Advisor would otherwise be eligible for such benefits.
7.INDEMNITY
In the performance of the Services under this Agreement, the Advisor shall not be liable to the Company for errors in judgment that are not the result of willful misconduct. The Company agrees to indemnify and hold the Advisor harmless from and against any and all losses, claims, expenses, damages or liabilities, joint or several, to which the Advisor may become subject (including the costs of any investigation and all reasonable attorneys' fees and costs) or incurred by the Advisor, to the fullest extent lawful, in connection with any pending or threatened litigation, legal claim or proceeding arising out of or in connection with the services rendered by the Advisor under this Agreement; provided, however, that the foregoing indemnity shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of or in connection with the Advisor's willful misconduct or fraud, or material breach this Agreement. The terms and provisions of this Section 7 shall survive termination or expiration of this Agreement.
8.ARBITRATION AND EQUITABLE RELIEF
(a)Disputes. Except as provided in Subsection (d), this Section, the Company and the Advisor agree that any dispute or controversy arising out of, relating to or in connection with the interpretation, validity, construction, performance, breach or termination of this Agreement shall be settled by binding arbitration to be held in Travis County, Texas, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction.
(b)Consent to Personal Jurisdiction. The arbitrator(s) shall apply Texas law to the merits of any dispute or claim, without reference to conflicts of law rules. The Advisor hereby consents to the personal jurisdiction of the state and federal courts located in Travis County, Texas for any action or proceeding arising from or relating to this Agreement or relating to any arbitration in which the parties are participants.
(c)Costs. The Company and the Advisor shall each pay one-half of the costs and expenses of such arbitration, and each shall separately pay its counsel fees and expenses unless otherwise required by law.
(d)Equitable Relief. The parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this arbitration agreement and without abridgment of the powers of the arbitrator.
(e)Acknowledgment. THE ADVISOR HAS READ AND UNDERSTANDS THIS SECTION, WHICH DISCUSSES ARBITRATION. THE ADVISOR UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, THE ADVISOR AGREES TO SUBMIT ANY CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH OR TERMINATION THEREOF, TO BINDING ARBITRATION, EXCEPT AS PROVIDED IN SECTION 7(d) AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF THE ADVISOR’S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE RELATIONSHIP BETWEEN THE PARTIES.
9.GOVERNING LAW
This Agreement shall be governed by the internal substantive laws, but not the choice of law rules, of the State of Texas.
Advisory Agreement    3    CONFIDENTIAL

10.ENTIRE AGREEMENT
This Agreement (and Exhibit A), together with the RSU Agreements, the Separation Agreement, and the Proprietary Information Agreement, represents the entire agreement of the parties and supersedes any prior agreements between them, whether written or oral, with respect to the subject matter hereof. To the extent there are any conflicts between the aforementioned agreements, including, but not limited to the definition of “Cause”, such conflicts shall be resolved giving precedence in the following order: this Agreement, the Separation Agreement, the RSU Agreements, and the Proprietary Information Agreement. No waiver, alteration, or modification of any of the provisions of this Agreement shall be binding unless in writing and signed by duly authorized representatives of the parties hereto.
11.LIMITATION ON LIABILITY
EXCEPT AS OTHERWISE STATED IN THIS AGREEMENT, THE ADVISOR MAKES NO WARRANTIES, EXPRESS OR IMPLIED INCLUDING EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.
EXCEPT FOR THE PAYMENT OBLIGATIONS HEREUNDER WHICH INCLUDES THE INDEMNITY OBLIGATION IN SECTION 7 HEREOF AND ANY APPLICABLE RESTRICTED STOCK UNIT OR OPTION GRANTS, IN NO EVENT SHALL EITHER PARTY BE LIABLE ON ANY THEORY OF LIABILITY, WHETHER IN AN EQUITABLE, LEGAL, OR COMMON LAW ACTION ARISING HEREUNDER FOR CONTRACT, STRICT LIABILITY, INDEMNITY, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, FOR DAMAGES WHICH, IN THE AGGREGATE, EXCEED $100 AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR ANY SPECIAL, INCIDENTAL, INDIRECT, EXEMPLARY, PUNITIVE, OR CONSEQUENTIAL DAMAGES OF ANY KIND AND HOWEVER CAUSED, INCLUDING BUT NOT LIMITED TO BUSINESS INTERRUPTION OR LOSS OF PROFITS, BUSINESS OPPORTUNITIES, OR GOOD WILL EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGE, AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.
12.ATTORNEY’S FEES
In any court action at law or equity which is brought by one of the parties to enforce or interpret the provisions of this Agreement, the prevailing party will be entitled to reasonable attorney’s fees, in addition to any other relief to which that party may be entitled.
13.SEVERABILITY
The invalidity or unenforceability of any provision of this Agreement, or any terms thereof, shall not affect the validity of this Agreement as a whole, which shall at all times remain in full force and effect.
14.NOTICES

Any notice shall be addressed to the party being notified at the address set forth in this Agreement or such other address as either party may notify the other of and shall be deemed given upon delivery if personally delivered or transmitted via email or reliable overnight carrier (with tracking capability), or forty-eight (48) hours after being deposited in the United States mail, postage prepaid, registered or certified mail, return receipt requested.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Company:	The Advisor:
Upland Software, Inc.
By: /s/ John T. McDonald	By: /s/ Timothy Mattox
Print Name: John T. McDonald	Print Name: Tim Mattox
Title: Chairman and CEO
Date: 3/1/2021	Date: 3/1/2021

Advisory Agreement    5    CONFIDENTIAL

EXHIBIT A
SERVICES AND COMPENSATION
1.    Contact. The Advisor’s principal Company contact will be Jack McDonald.
2.    Services. The Advisor will, on an as needed basis, advise on:
•the strategic business operation and development of the Company and other related matters;
•cost management, including construction of reliable control systems;
•financial planning and analysis;
•human resources, staffing and compensation and benefits arrangements;
•research and development and related areas;
•relationships with third party vendors for technology services, including participating in telephone conferences and face-to-face meetings as necessary; and
•such other services as may be agreed to in writing by and between the Company and the Advisor (including assistance with special projects).
•The Advisor and Mr. McDonald may meet at least once each calendar quarter, on a date which is mutually agreed to in writing by the Advisor and Mr. McDonald, to discuss the status of the Company’s operations and the Services provided by the Advisor.
•If requested by Mr. McDonald in writing within 15 days prior to the end of a calendar quarter, the Advisor shall submit a written report of services rendered and results thereof at the end of the applicable calendar quarter and the report shall be issued within 30 days of the end of the applicable calendar quarter.
•The Advisor shall deliver to the Company any materials, work product and other deliverables resulting from or required by the Services provided by the Advisor hereunder, including any such deliverables agreed by the parties to be provided. The Consultant shall deliver the deliverables when and as agreed by the parties in writing.
•The Company hereby acknowledges that the Advisor may be employed by a third party and may not always be immediately available.
3.    Compensation.
•The Advisor will be paid a monthly fee of $500 per month through the contract term. To the extent the Advisor is asked to provide services in excess of 10 hours in a given month, the Advisor may invoice the Company for those excess hours at a rate of $500 per hour.
•The Company and the Advisor agree that the RSU Agreements shall continue in full force and effect and continue to vest in accordance with their terms and the terms of the Plan, except as set forth in the Agreement.